EXHIBIT 10.2
AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of the 26th day of July, 2007 (the “Effective Date”), by and among (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Parent”), GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable (the “Mexican Borrower”), GLOBAL INDUSTRIES INTERNATIONAL, L.L.C., a Louisiana limited liability company, in its capacity as general partner of GLOBAL INDUSTRIES INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership (the “Cayman Borrower” and together with the Parent and the Mexican Borrower, each a “Borrower” and collectively the “Borrowers”), (b) the financial institutions parties hereto which are Lenders party to the Credit Agreement (as defined below); and (c) Calyon New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
     A. The Borrowers, the Administrative Agent and the lenders signatory thereto (the “Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of June 30, 2006 as amended by Amendment No. 1 thereto dated as of October 6, 2006 (as so amended, the “Credit Agreement”).
     B. The Parent intends to issue up to $400,000,000 of senior, unsecured convertible debentures (the “Offering”) proceeds of which will be used for general corporate purposes and to repurchase a limited amount of its common stock in connection with the Offering.
     C. The Lenders have agreed to permit the Offering and related use of proceeds from the Offering and, in connection therewith, to make certain amendments to the Credit Agreement subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
AMENDMENT
     2.01 Amendment to Section 1.01. Effective as of the Effective Date, Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:
     “Convertible Unsecured Debentures” means the senior, unsecured convertible debentures of the Parent pursuant to the Indenture not to exceed an aggregate principal amount of $400,000,000.
     “Indenture” means the Indenture that governs the Convertible Unsecured Debentures.
     “Debenture Prepayment Date” means the date on which the Parent is required to pay any holder of the Convertible Unsecured Debentures as a result of the conversion into cash by such holder of all or any portion of the Convertible Unsecured Debentures or as a result of the repurchase by the Parent of all or any portion the Convertible Unsecured Debentures held by such holder, in either case, as a result of (a) any optional or voluntary repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Convertible Unsecured Debentures, (b) the occurrence of any fundamental change, as described in the Indenture or the Convertible Unsecured Debentures, or (c) any action taken by the Parent, including the distribution of stock rights, warrants, or other distributions to holders of its common stock.
     2.02 Amendment to Section 2.07. Effective as of the Effective Date, Section 2.07 (c) (Prepayments — Mandatory) of the Credit Agreement is hereby amended by deleting the “and” at the end of subsection (iii) thereof, replacing the period at the end of subsection (iv) thereof with “; and” and adding the following new subsection (v):
     (v) and make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, on each Debenture Prepayment Date, in an amount equal to the sum of the aggregate principal of all outstanding Advances plus the Letter of Credit Exposure; provided that, if (i) after giving effect to the conversions and repurchases to occur on such Debenture Prepayment Date, Excess Availability is greater than $75,000,000, (ii) no Event of Default has occurred and is continuing (or result from the conversion or repurchase occurring on such Debenture Prepayment Date), and (iii) the aggregate principal amount Convertible Unsecured Debentures which have been converted into cash or repurchased since the initial issuance under the Indenture (including the Convertible Unsecured Debentures to be converted or repurchased on such Debenture Prepayment Date) is less than or equal to $50,000,000, then no mandatory prepayment of the Advances or cash collateralization of the Letter of Credit Exposure under this clause (d) shall be required.
     2.03 Amendment to Section 6.02. Effective as of the Effective Date, Section 6.02 (Debts, Guaranties and Other Obligations) of the Credit Agreement is hereby amended by deleting the “and” at the end of subsection (k) thereof, replacing the period at the end of subsection (l) thereof with “; and” and adding the following new subsection (m):
     (m) Debt represented by the Convertible Unsecured Debentures pursuant to the Indenture; provided that (i) all of such Debt shall have been issued under the initial issuance thereof or under the over-allotment option exercised by the initial purchasers thereof, (ii) before and after giving effect to the issuance of such Debt, no Default or Event of Default shall have occurred or be continuing, and (iii) such Debt shall have (A) affirmative and negative covenants that are no more restrictive than those set forth in this Agreement, (B) no restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify or otherwise supplement this Agreement or the other Credit Documents, (C) no collateral or other security for such Debt, (D) no restrictions on the ability of any Loan Party to guarantee the Obligations or pledge assets as collateral security for the Obligations, and (E) a scheduled maturity date that is no earlier than January 1, 2012.
     2.04 Amendment to Section 6.07. Effective as of the Effective Date, Section 6.07 (Restricted Payments) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.07 Restricted Payments. Neither the Parent nor any of its Subsidiaries shall make any Restricted Payments other than (i) Restricted Payments by Subsidiaries of the Parent to the Parent or another Subsidiary of the Parent and by the Parent to any of its Subsidiaries provided that on the date of such Restricted Payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing, in each case at the time of such Restricted Payment, (ii) purchases by the Parent of its common stock with the proceeds from the Convertible Unsecured Debentures in an amount not to exceed twenty-five percent (25%) of the net proceeds received by the Parent under the Convertible Unsecured Debentures, and (iii) other purchases by the Parent of its common stock (including any purchases made with the proceeds of the Convertible Unsecured Debentures in excess of the amount permitted under clause (ii)) in any event not to exceed $30,000,000 in the aggregate during any period of 12 consecutive months provided that Excess Availability is equal to or greater than $100,000,000.00 at the time of such purchase and after giving effect thereto.

     2.05 Amendment to Section 6.10. Effective as of the Effective Date, Section 6.10 (Other Debt) of the Credit Agreement is hereby amended by adding the following new subsections (c) and (d):
     (c) The Parent will not amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to the Convertible Unsecured Debentures or the Indenture (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment, by acceleration, by mandatory redemption, repayment, prepayment, or defeasance for cash or otherwise of such Convertible Unsecured Debentures, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith; (ii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Debt and the effect of which is to subject the Parent or any of its Subsidiaries, to any more onerous or more restrictive provisions; or (iii) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any material respect.
     (d) The Parent will not make or offer to make any optional or voluntary repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) (whether in whole or in part) of any of the Convertible Unsecured Debentures.
ARTICLE III
CONDITIONS PRECEDENT
     3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
     (a) The Administrative Agent shall have received this Amendment duly executed by the Borrowers, the Administrative Agent and the Majority Lenders, in form and substance satisfactory to the Administrative Agent and its legal counsel;
     (b) The representations and warranties contained herein and in the Credit Agreement and the other Credit Documents shall be true and correct as of the date hereof, as if made on the date hereof;
     (c) No Default or Event of Default shall have occurred and be continuing; and
     (d) The Borrowers shall have paid to the Administrative Agent (i) for the account of each Lender that executes and delivers its signature page hereto on or before July 23, 2007, a fee equal to 0.125% multiplied by such Lender’s Revolving Commitment

(due and payable on the Effective Date), and (ii) all costs and expenses which have been invoiced and are payable pursuant to Section 11.04 of the Credit Agreement.
ARTICLE IV
NO WAIVER
     4.01 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement, the other Credit Documents, this Amendment, or of any other contract or instrument between any Borrower and the Administrative Agent or any Lender, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict performance by each Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent to thereafter demand strict compliance therewith. The Administrative Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the other Credit Documents, this Amendment and any other contract or instrument between any of them.
ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
     5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Credit Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Credit Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Borrower, the Administrative Agent and the Lenders agree that the Credit Agreement, as amended hereby, and the other Credit Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     5.02 Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of such Borrower and will not violate the applicable organization or governing documents of any Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Credit Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by the Administrative Agent; (d) each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents; and (e) no Borrower has amended its applicable organizational or governing documents since the date of the Credit Agreement.

ARTICLE VI
MISCELLANEOUS PROVISIONS
     6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Credit Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent and Lenders to rely upon them.
     6.02 Reference to Credit Agreement. Each of the Credit Agreement and the other Credit Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Credit Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     6.03 Expenses of the Administrative Agent. Each Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with any and all amendments, modifications, and supplements to the Credit Documents, including, without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel, and all costs and expenses incurred by the Administrative Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Credit Documents, including, without, limitation, the costs and fees of the Administrative Agent’s legal counsel.
     6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.
     6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.
     6.07 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent to or for any breach of or deviation from any covenant or condition by any Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     6.09 Applicable Law. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank. Signatures on following pages.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

BORROWERS: GLOBAL INDUSTRIES, LTD.
By:	/s/ Peter S. Atkinson
	Name:	Peter S. Atkinson
	Title:	President and Chief Financial Officer

GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V
By:	/s/ Russell Robicheaux
	Name:	Russell Robicheaux
	Title:	Attorney-in-fact/Apoderado

GLOBAL INDUSTRIES INTERNATIONAL, L.P.
By:	Global Industries International, L.L.C., its general partner

By:	/s/ Peter S. Atkinson
	Name:	Peter S. Atkinson
	Title:	President and Chief Financial Officer

CALYON NEW YORK BRANCH, as Administrative Agent, Issuing Bank and as a Lender
By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Director

By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

LENDERS: WHITNEY NATIONAL BANK
By:	/s/ Kevin P. Rafferty
	Name:	Kevin P. Rafferty
	Title:	Senior Vice President

NATIXIS (formerly known as Natexis Banques Populaires)
By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Managing Director

By:	/s/ Daniel Payer
	Name:	Daniel Payer
	Title:	Director

FORTIS CAPITAL CORP.
By:	/s/ Svein Engh
	Name:	Svein Engh
	Title:	Managing Director

By:	/s/ Joseph Maxwell
	Name:	Joseph Maxwell
	Title:	Senior Vice President